Exhibit 5.2

SMITH, ANDERSON, BLOUNT,

DORSETT, MITCHELL & JERNIGAN, L.L.P.

LAWYERS

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	November 4, 2022	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611
TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Rayonier Inc.

1 Rayonier Way

Wildlight, Florida 32097

Re:	Rayonier Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as North Carolina counsel for Rayonier Inc., a North Carolina corporation (the “Company”), in connection with a Registration Statement on Form S-3, including a base prospectus (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company, from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of an indeterminate aggregate offering price or number of (a) shares of the common stock of the Company, no par value per share (“Common Stock”), (b) shares of one or more series of the preferred stock of the Company, no par value per share (“Preferred Stock”), (c) one or more series of the debt securities of the Company (“Debt Securities”), (d) guarantees by the Company relating to one or more series of debt securities of Rayonier, L.P. or Rayonier TRS Holdings Inc. (“Guarantees”), (e) subscription rights for the purchase of shares of Common Stock or Preferred Stock (“Subscription Rights”), (f) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities, pursuant to one or more warrant agreements (“Warrants”), (g) stock purchase contracts obligating holders to purchase shares of Common Stock or Preferred Stock at a future date or dates (“Purchase Contracts”), and (h) stock purchase units, which consist of a Purchase Contract and either Debt Securities or U.S. Treasury securities securing the holders’ obligations to purchase shares of Common Stock or Preferred Stock under Purchase Contracts (“Purchase Units”).

Common Stock, Preferred Stock, Debt Securities, Guarantees, Subscription Rights, Warrants, Purchase Contracts and Purchase Units are collectively referred to herein as “Securities.” Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined the Registration Statement, the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), the Bylaws of the Company (the “Bylaws”), and such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. We call your attention to the fact that, as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein. In rendering our opinion in paragraph 1 below, we have relied solely upon a Certificate of Existence regarding the Company from the Secretary of State of the State of North Carolina dated November 4, 2022.

Rayonier Inc.

November 4, 2022

In rendering the opinions set forth below, we have assumed the following:

(A) Immediately prior to the issuance of any shares of Common Stock or any Securities convertible into or exercisable for, or that are comprised of shares of Common Stock, the Company will have available for issuance, under the Articles of Incorporation, a sufficient number of authorized but unissued shares of Common Stock as is necessary to provide for such issuance, conversion or exercise.

(B) Immediately prior to the issuance of any shares of Preferred Stock or any Securities convertible into or exercisable for, or that are comprised of shares of Preferred Stock, the Company will have available for issuance, under the Articles of Incorporation, a sufficient number of authorized but unissued shares of Preferred Stock as is necessary to provide for such issuance, conversion or exercise.

(C) Any Securities convertible into or exercisable for, or that are comprised of, any other Securities will be duly converted or exercised in accordance with their terms.

(D) Prior to the issuance of any Security (including upon conversion or exercise of any other Security in accordance with the terms of such Security), the Board of Directors of the Company (the “Board”) will have taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of such Security, the offering of such Security and related matters, including, with respect to any shares of Common Stock or Preferred Stock that are to be issued or that will be issued on conversion or exercise of such Security, that the consideration therefor will not be less than par value, and with respect to any series of Preferred Stock, the designation of the relative rights, preferences and limitations of such Preferred Stock (“Corporate Approvals”).

(E) The Registration Statement, and any amendments thereto (including post-effective amendments), has become effective, will be effective and will comply with all applicable laws, rules and regulations at the time any Securities are offered or issued, as contemplated by the Registration Statement.

(F) A prospectus supplement will have been prepared and filed with the Commission describing such Securities offered thereby and will comply with all applicable laws, rules and regulations at the time any such Securities are offered or issued, as contemplated by the Registration Statement.

(G) Securities will be offered, sold and issued in the manner contemplated by the Registration Statement, any applicable prospectus supplement and all applicable Corporate Approvals.

(H) Each issuance of Securities (including upon conversion or exercise of any other Security in accordance with the terms of such Security) and the terms of such Securities will comply with the Articles of Incorporation, the Bylaws, all applicable Corporate Approvals, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Rayonier Inc.

November 4, 2022

(I) If applicable, a definitive purchase, underwriting or similar agreement with respect to any Securities to be issued (a “Purchase Agreement”) will have been duly authorized by all necessary corporate action of the Company and validly executed and delivered by the Company and the other parties thereto, and the applicable Securities will be sold in accordance with the provisions of such Purchase Agreement.

(J) At the time of the issuance of any Security (including upon conversion or exercise of any other Security in accordance with the terms of such Security), the Company will be in existence under applicable state law.

(K) There shall not have occurred any change in law affecting the validity or binding nature of any Securities.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1. The Company is a corporation in existence under the laws of the State of North Carolina.

2. With respect to any shares of Common Stock to be issued by the Company pursuant to the Registration Statement, (i) upon the completion of all applicable Corporate Approvals relating to such Common Stock, the issuance of such Common Stock will be duly authorized, and (ii) when the Company receives payment of the consideration approved by the Board and as specified in such Corporate Approvals and any applicable Purchase Agreement, and upon either (a) the countersigning of the certificate representing such Common Stock by a duly authorized signatory of the Company’s registrar for Common Stock or (b) the book entry of such shares by the transfer agent for Common Stock, such Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any shares of Preferred Stock to be issued by the Company pursuant to the Registration Statement, (i) upon the completion of all applicable Corporate Approvals relating to the Preferred Stock and when the Company has properly adopted, and filed with the Secretary of State of the State of North Carolina, Articles of Amendment relating to such Preferred Stock, the issuance of such Preferred Stock will be duly authorized, and (ii) when the Company receives payment of the consideration approved by the Board and as specified in such Corporate Approvals and any applicable Purchase Agreement, and upon either (a) the countersigning of the certificate representing such Preferred Stock by a duly authorized signatory of the Company’s registrar for Preferred Stock or (b) the book entry of such shares by the transfer agent for Preferred Stock, such Preferred Stock will be validly issued, fully paid and nonassessable.

4. Upon the completion of all applicable Corporate Approvals relating to Debt Securities, the issuance of such Debt Securities will be duly authorized.

5. Upon the completion of all applicable Corporate Approvals relating to Guarantees, the issuance of such Guarantees will be duly authorized.

6. Upon the completion of all applicable Corporate Approvals relating to Subscription Rights, the issuance of such Subscription Rights will be duly authorized.

7. Upon the completion of all applicable Corporate Approvals relating to Warrants, the issuance of such Warrants will be duly authorized.

8. Upon the completion of all applicable Corporate Approvals relating to Purchase Contracts, the issuance of such Purchase Contracts will be duly authorized.

Rayonier Inc.

November 4, 2022

9. Upon the completion of all applicable Corporate Approvals relating to Purchase Units, the issuance of such Purchase Units will be duly authorized.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, and no opinion is set forth herein as to the laws of any other jurisdiction. The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the offer or sale of any Securities, including the securities laws of the State of North Carolina, and we express no opinion with respect to any federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinions set forth herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions set forth herein.

Sincerely yours,

/s/ SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.